UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2019

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition

Please see the disclosure set forth under Item 8.01, "Other Events," of this Current Report on Form 8-K relating to the Company reaffirming previously communicated fourth quarter 2018 growth expectations, which is incorporated by reference into this Item 2.02.

Item 8.01 Other Events.

On January 6, 2019, in advance of a public webcast presentation at the J.P. Morgan Healthcare Conference (“J.P. Morgan”) on January 9, 2019, Oxford Immunotec Global PLC (the “Company”) issued a press release (the “Press Release”) announcing that its Board of Directors approved a share repurchase program, subject to shareholder approval, which would involve the repurchase of up to $100 million of the Company’s outstanding ordinary shares over a five-year period. If approved by the Company’s shareholders, share repurchases, if any, will be made in the open market or in any private transaction, from time-to-time and in accordance with applicable laws and regulations. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

The Company also announced that during the Company’s public webcast presentation at J.P. Morgan, it will reaffirm previously communicated fourth quarter 2018 growth expectations.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A live webcast of the presentation will be available online from the investor relations page of the Company's website at www.oxfordimmunotec.com. A webcast replay will be available approximately 24 hours after the live presentation and will be archived on the website for approximately 90 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release – “Oxford Immunotec Announces Board Approval of $100 Million Share Repurchase Program and Reaffirms Growth Expectations for Fourth Quarter 2018”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2019

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Richard M. Altieri
Richard M. Altieri
Chief Financial Officer